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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2001 relating to the consolidated financial statements, which appears in Greater Bay Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated October 25, 2001 relating to the supplemental consolidated financial statements, which appears in the Current Report on Form 8-K dated October 25, 2001.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
December 27, 2001